APARTMENT ASSOCIATION OF NORTH CAROLINA

RESIDENTIAL LEASE AGREEMENT

Name of LESSOR (Owner): Colonial Grand @ Huntersville
Address of Lessor: 14241 Tribute Place Drive
All sums paid to Lessor by Resident shall be made payable to
(if different than name of LESSOR): CG AT Huntersville
Name(s) of LESSEE(S) - (Full Legal Name(s):

1. Sharon Garman   3.Valerie Garman
4.

If this Agreement is executed by more than one Lessee, each Lessee shall be Jointly and severally liable (i.e , each Lessee will be fully responsible) for compliance of all the terms and conditions contained herein.

AUTHORIZED OCCUPANTS (Check box for those with key access):
Name Age

As used in this Agreement, the term 'Resident' refers to all Lessee(s) listed above Resident shall be fully responsible for the acts al the Authorized Occupants, and should any Authorized Occupant breath any term or condition of this Agreement, Resident shall be in default of this Agreement (see Paragraph MI

1(B) ADDRESS & TERM
ADDRESS OF LEASED PROPERTY (street, unit, city, state, zip code): 14241 Tribute Place Drive 4#106, Huntersville,  NC 28078

In consideration of the promises and agreements contained in this Agreement Lessor agrees to [ease to Resident the above-described real property which shall hereinafter be referred to as the "Premises.°

BEGINNING DATE OF LEASE TERM: 7-15-2009

ENDING DATE OF LEASE TERM: 01/14/2010

1(C) RENT:

BASE MONTHLY RENT:

ADDITIONAL MONTHLY RENTS: (If any, describe form of rents below)

Colonial Cable Vision

MONTHLY RENT SUBTOTAL:

Monthly Concession/Discount? ☒Yes ❑ No

If Yes discount per month:

TOTAL MONTHLY RENT:
(Equal to Base Monthly Rent Plus Additional Monthly Rents Minus Discounts, if any)

LATE FEES PER MONTH:    44.51
(Equal to 5% of the Total Monthly Rent, if rent paid after 5th . of month, if rent is subsidized by a government entity, Late Fees will be $15.00 or 5% of the Resident's share of the monthly rent, whichever Is higher)

PRORATED RENT FOR FIRST
MONTH OF LEASE TERM:    488.16
(Equal to Total Monthly Rent divided by total number of calendar days in 1st month of term multiplied by number of calendar days remaining in 1st month of term).

1. Summary of key terms of this lease agreement (“Agreement”): The following information (“Paragraph 1” and subparts) is provided strictly for informational purposes and is intended to be construed contextually with the other terms and conditions of this Agreement.

1(D) Renter’s Insurance.
Resident __ DOES ___ DOES NOT have a renter’s insurance policy in effect for their tenancy at the Premises Resident agrees that Lessor is not responsible for damages to Resident's personal property See Paragraph 19(A) far details
1(E) Refundable Deposits
SECURITY DEPOSIT:$0.00

PET DEPOSITS:
Amount per pet: $
Number of pets:
TOTAL OF PET DEPOSITS: $
ADDITIONAL DEPOSIT: Many describe below)
$
TOTAL OF ALL DEPOSITS:  $0.00
Name and Address of Financial institution Where Deposits Are Held: Wachovia

1(F) UTILITIES:
UTILITIES & SERVICES TO BE PAID BY LESSOR (only if checked by Lessor):
❑ WATER
❑ GAS
❑
ELECTRICITY Resident Understands and agrees that all utilities not check will be paid by Resident If not provided by Lessor, Resident the Premises. In the event that payments for any utilities are not agrees to obtain electric, water, sewer, and garbage service for made when due-with the exception of submetered water and Resident understands and agrees that all utilities not checked sewer services--it shall be considered a material breach of this

❑	SEWERAgreement for which Lessor may immediately declare Resident
❑	GARBAGEto be in default of this Agreement. Unless supplied by Lessor and Lessor acts with gross negligence regarding same, Lessor
E GABLE TVis not liable for failure to supply electric, water or sewer, nor for any damage resulting from an interruption or malfunction in
❑ TELEPHONE service or any utility due to any cause
❑ INTERNETResident Initials:

WATER AND/OR SEWER SUBMETERING:
Are water/sewer services submetered? ☒ Yes ❑ No
If water and/or sewer services are submetered, Resident will be charged for water and/or sewer service based on Resident's metered consumption of water which shall be determined by metered measurement of all water consumed In such an event, Resident shall receive, and shall pay, monthly bills for Resident's usage of water and/or sewer services at the Premises from a water and/or sewer services provider See Paragraphs 2(G) and 35 of this Agreement for additional information..
Name and address of water or sewer services provider ("Provider"): AUM

4415 W Harrison Blvd Ste 503  Hillside IL
1(G) MISCELLANEOUS FEES/CHARGES

ADMINISTRATIVE FEE, if any (see Paragraph35 (F)]:$ 100.00

ANNUAL RATE OF INTEREST if any [see Paragraph 35(G)]:

2. LEASE TERM, RENT, AND CONCESSIONS

A. Term of Agreement: The term of this Agreement shall begin and end on the dates set forth in Paragraph 1(5). The term of this Agreement will be automatically renewed on a month-to-month basis unless either:

(1) either party provides the other party with a written notice oftermination at least 60 days prior to the end of the initial rental term or at least 30 days prior to the end of any month-to-month term, OR
(2) Lessor provides Resident with a written notice at least 90 days prior to the end of the initial term that any renewal shall be at a different stated monthly rent ("new monthly rent"), AND Resident, within ten (10) days after receipt of such notice, provides Lessor with a written notice of termination effective at the end of the term. However, should Resident fail to provide Lessor with such notice, the term of this Agreement will be automatically renewed on a month-to-month basis at the new monthly rent
Any notice of termination shall be effective on the last day of the initial rental term or on the last day of the next successive renewal term after the required notice period if the initial term has expired.
If the term of this Agreement is renewed on a month to-month basis, such renewal shall be subject to the same terms and conditions of this Agreement with the sole exception being that Resident shall pay the new monthly rent if Lessor follows option (2) and Resident does not subsequently provide the notice of termination within ten (10) days of Lessor's notice,.

AANC, Revised August 2006                                                                        Page 1 of 7 092820070319001
B. Rent: Resident agrees to pay the prorated amount of rent calculated and listed in Paragraph 1(0) for the first partial month of the lease term. After that, Resident agrees to pay the Total Monthly Rent listed in Paragraph 1(C), said amount being the sum of the base rent plus any additional rents minus any concessions and discounts. The Total Monthly Rent is due and payable to Lessor under the name staled in Paragraph 1(A) and must be received at Lessor's address ON OR BEFORE the FIRST CALENDAR DAY of each month.

C. Concession: If Resident is receiving a monthly concession of rent, it will be so indicated and described in Paragraph 1(C) of this Agreement.. However, in consideration for Lessor entering into this Agreement with Resident for the rental of the Premises, and in consideration of Lessor's reasonable expectation that Resident will honor the full terms of this Agreement and pay the Total Monthly Rent when due, Resident agrees that a concession in the above- stated amount has been granted to Resident as a reduction in the rental amount due during the lease term. Notwithstanding the foregoing, Resident understands and agrees that the concession is a privilege which Lessor may revoke in the event that Resident either: (1) fails to pay the Total Monthly Rent on or before the fifth (Sth) calendar day of the month two (2) or more times during the term of this Agreement, or (2) becomes more than sixty (60) days past due in the payment of any bill for Resident's use of submetered water or sewer services. Should Lessor choose to revoke the concession, Lessor shall provide Resident with not less than fifteen (15) days written notice of its intention to revoke the monthly concession, said revocation to take effect either on: (a) the first calendar day of the month following the most recent month for which Resident was late in tendering the Total Monthly Rent, or (b) the first day of the calendar month following the fifteen (15) day written notice where the revocation is based on Resident's failure to pay a submetered water or sewer bill. Upon the revocation of the concession, Residents Total Monthly Rent for the remainder of the lease term shall increase by the value of the concession described in Paragraph 1(C)

3. LATE PAYMENTS: Should Lessor elect to accept a rental payment after the fifth day of the month, a fate fee in the amount stated in Paragraph 1(C) of this Agreement (said amount not to exceed $15.00 or five percent (5%) of the Total Monthly Rent, whichever is greater—or, where Residents Total Monthly Rent is subsidized by the United States Department of Housing and Urban Development by the United States Department of Agriculture by a State agency, by a public housing authority, or by a local government, said amount shall not exceed $1500 or an amount equal to five percent (5%) of the Resident's share of the Total Monthly Rent [after deducting the value of the rent subsidy received), whichever is greater. This late payment fee shall be due without demand therefore and must be added to and tendered with the late rental payment by Cashiers Check or Money Order,

4. RETURNED CHECKS: Resident agrees to pay a $25.00 processing fee (pursuant to N.C.G.S. § 25-3-506) for each check submitted by Resident that is returned by the financial institution for any reason, including insufficient funds and closed account This returned check fee shall be due without demand therefore and must be tendered together with the rent and any late fees due by Cashiers Check or Money Order. If a check submitted by Resident is returned, Lessor reserves the right to require that all future payments by Resident be tendered by Cashiers Check or Money Order, and Lessor also reserves the right to seek enforcement of the returned check pursuant to N C G S. § 6-21 3.

S. SECURITY DEPOSIT: Resident agrees to tender to Lessor the Total of All Deposits (the °Deposin as described in Paragraph 1(E) of this Agreement prior to taking possession of the Premises. This sum shall be held in trust as a Security Deposit at the financial institution listed in Paragraph 1(E). Lessor will hold this Deposit for the period' that Resident occupies the Premises. After Resident has moved from the Premises, Lessor will determine whether Lessee(s) are eligible for a refund of any or all of the Deposit. The amount of the refund will be determined in accordance with NCGS § 42-51 and the following conditions and procedures:

A. Resident understands that the Deposit is Security for performance by Resident of the terms and conditions of this Agreement and may not be applied towards rent or other charges due while Resident remains in possession of the premises;
B. If the Premises is rented by more than one Resident all Residents agree that they are responsible for dividing any refund among themselves. Lessor may pay the refund to any Lessee named in Paragraph 1(A) of this Agreement and the other Lessee(s) agree to hold Lessor harmless for such action;

C. Upon a sale or conveyance of the Premises, Lessor may transfer or assign the Deposit to the new owner who then assumes the liability thereof upon transfer and Lessor's liability for the Deposit shall terminate;
D. IF THE SECURITY DEPOSIT IS DEPOSITED IN AN INTEREST BEARING ACCOUNT, RESIDENT AGREES THAT ANY INTEREST THAT ACCRUES SHALL BE FOR THE SOLE BENEFIT OF LESSOR AND MAY BE WITHDRAWN BY LESSOR AT ANY TIME;
E. Lessor will refund Lessee(s) the amount of the Deposit LESS any amount needed to pay the cost of:
(1) unpaid rent
(2) damage to the Premises in excess of normal wear and tear;
(3) charges for late payments or returned checks;
(4) cleaning the Premises if not properly done by Resident and if such failure to properly clean the Premises results in damages that exceed normal wear and tear;
(5) any unpaid bills that become a lien on the Premises;
(6) re-renting the Premises after a breach by Resident
(7) any damages and/or court costs incurred by Lessor as a result of a breach of this Agreement by Resident;
(8) any unpaid charges for water and sewer services.

F. Within 30 days after termination of the tenancy and delivery of possession by Resident, Lessor shall return the balance of the Security Deposit with an itemization of any deductions to Resident's last known address. If Resident's address is unknown, Lessor will hold the balance of the Security Deposit for Resident's collection for a period of 6 months, after which any remaining balance shall escheat to the State of North Carolina. At such time, Lessor's liability for the return of the Security Deposit shall cease.
G. While the Deposit may be increased as shown in Paragraph 1(E) due to the presence of a pet, 1he Deposit can be applied as set forth in Paragraph 5(E), above, to cover all items 1-8, not just to those damages that may be attributed to the presence of a pet Resident should not confuse the Deposit with a non-refundable pet fee, which is (1) paid by Resident to Lessor as consideration for the privilege of maintaining a pet at the premises and not as payment for future damages relating to said pet and (2) is not subject to the itemization requirements at lease termination.
H. Absent a separate written agreement or written modification to the Agreement signed by all parties, in the event a co-Resident ("the terminating Resident') seeks to terminate the Agreement and avoid further liability under the Agreement as provided by N.C.G S. § 42-45.1, and in the event the Agreement shall continue in full farce and effect as to any remaining Resident(s), all Residents to this lease agree that the ownership of any and all security deposits tendered under this Agreement shall automatically transfer to the remaining, non-terminating Residents

6.PETS:
A No animals, birds, or pets of any kind shall be permitted in the Premises at any time without the express, written consent of Lessor, which shall be documented in a separate Pet Agreement Lessor reserves the right to exercise sole discretion over the allowance of pets, although reasonable accommodations will be made where applicable. Resident further understands and agrees that even if Lessor permits a pet in the Premises, the pet must be removed from the Premises if, in Lessor's sole discretion, it is determined that the pet constitutes a nuisance or creates a disturbance or poses a threat to the safety of any person or property. Should unauthorized pets be discovered on the Premises, Resident shall be responsible for the immediate payment to Lessor of any and all non-refundable pet fees and deposits normally due to Lessor pursuant to Lessor's rules and regulations, or pursuant to the normal charges and fees of Lessor. For the purposes of assessing the amount of said fees and deposits, Resident agrees that such amounts shall be calculated as though the unauthorized pets were present on the Premises on the first day of Resident's lease term.
B. Resident understands and agrees that the presence of pet urine or other animal waste that may be deposited by an animal in the carpeting or on the flooring of the Premises during Residents tenancy represents certain biological, health, and safety hazards--as well as offensive odors—for themselves and for future and neighboring tenants. Due to (1) the unique characteristics of animal urine and its damaging effects on carpet, carpet padding, and flooring and (2) the unlikelihood of cleaning such damage to the satisfaction of future tenants, Resident agrees that the presence of pet urine in the carpet or flooring of the Premises shall not, under any circumstances, be considered normal wear and tear, Resident understands and agrees that, in any event, Resident shall be fully responsible for the value of replacement and installation of carpet, flooring, and/or fixtures necessitated by the presence of animal urine or other waste found by Lessor in the carpeting or flooring of the Premises, and that the Deposit referenced in Paragraph 1(E) may be applied to such damages, though Resident shall be fully liable to Lessor for any deficiency. The replacement value of carpet, flooring, and fixtures shall be prorated based on the respective age of the item(s) at the time of replacement as compared to the original expected life of the respective item (s)

7.. KEYS AND LOCKS:
A. Resident agrees not to install additional or different locks or gates on any doors or windows of the Premises, except as agreed to and approved of by Lessor in writing or as otherwise provided in Paragraphs 7(8), 7(0), and 7(D), When this Agreement ends, Resident agrees to return all keys, security access cards and devices, parking gate openers, AND garage door openers (as applicable to the Premises) to Lessor. If keys are not returned to Lessor at the end of the tenancy, Resident agrees to pay the usual lock fee described by the Lessor's then-existing policies or Rules and Regulations for each lock changed, For other devices named in this Paragraph, Resident shall be liable for the replacement value of same.
B.. Resident also agrees that at any time any other Resident of the Premises may request, either orally or in writing, that Lessor install new or different locks to the Premises.. Resident agrees that, whenever Lessor may install replacement locks at the Premises at Residents request, Resident shall be responsible to pay Lessor in the amount normally required by Lessor pursuant to its then-existing policies and/or Rules and Regulations
C. In the event replacement locks are installed by Lessor, each Resident understands and agrees that Lessor shall provide keys for the replacement locks for the Premises to any other Resident who may request them, with the exception of persons who may be perpetrators of sexual assault, stalking, or domestic violence and whom have been ordered to remain away from the Premises by a court of law, as provided in Paragraph 7(0). below.
D. Procedures for Changing of Locks for Victims of Domestic Violence, Sexual Assault, or Stalking. A person who has been ordered to remain off the Premises or is otherwise excluded from entry into same pursuant to a domestic violence restraining order or any other similar governmental order barring the person's re-entry onto the Premises shall for the purposes of this Agreement, be referred to as a Perpetrator.
(1)                  Where the Perpetrator is a Resident or Authorized Occupant: In the event a Resident claims to be the victim of domestic violence, sexual assault, or stalking, and the Resident seeks to change locks to bar the Perpetrator or any other person having key access to the Premises from re-entering the Premises under the terms of this Paragraph must first provide Lessor with a copy of an Order issued by a court that requires the Perpetrator to stay away from the Premises. Upon Lessor's receipt of (a) the Resident's request to change locks (which may be in oral or written form) and (b) a copy of the Order, Lessor shall either change the locks within seventy-two (72) hours or grant permission to the Resident to change their own locks. Should Lessor fail to change locks within seventy-two (72) hours after receipt of Resident's request and a copy of the Order, the parties agree that Lessor's failure to act within such time shall serve as Lessor's granting of permission to Resident to change the locks pursuant to N.C.G.S.. § 42-42.3 In the event Resident changes their own locks, Resident shall provide Lessor with a working key to the replacement lock within forty-eight (48) hours of the replacement lock's installation Pursuant to the terms of this Paragraph and the pertinent provisions of N C.G.S. § 42-42.3, Resident agrees that Lessor shall not provide keys for replacement locks or otherwise grant access to the Premises to a known Perpetrator, whether or not the Perpetrator may be a Resident, an Authorized Occupant, or any other person. in such an event, Resident agrees that Lessor is not liable for civil damages to the Perpetrator excluded from the dwelling unit, including, but not limited to, any claims related to the Perpetrator's loss of use of the Premises or loss of use or damage to the Perpetrator's personal property
(2)                  Where the Perpetrator does not reside in the Premises—In the event the Resident requesting a change of locks claims to be the victim of domestic violence, sexual assault, or stalking, Lessor shall either change the locks within forty-eight (48) hours of the request or grant permission to the Resident to change their own locks. Should Lessor fail to change locks within forty-eight (48) hours after receipt of Resident's request, the parties agree that Lessor's failure to act within such time shall serve as Lessor's granting of permission to Resident to change the locks themselves pursuant to N.0 G.S. § 42-42..8 In the event Resident changes their own locks, Resident agrees to provide Lessor with a working key to the replacement locks within forty-eight (48) hours of installation.
E. With the exception of the procedures described in Paragraph 7(D),
Resident agrees that Lessor may open the Premises to any Authorized
Occupant listed under Paragraph 1(A) of this Agreement, upon the request of such Authorized Occupant (whether or not said Authorized Occupant is a minor) where Resident has so indicated by checking the box for key access beside the name of the respective Authorized Occupant(s) listed in Paragraph 1(A) of this Agreement. This authorization imposes no duty upon Lessor to open the Premises, and Resident waives any claim for damages resulting from Lessor opening the Premises for such Authorized Occupants,.

8. USE OF THE PREMISES: Resident agrees to use the Premises for residential purposes only and agrees not to use the Premises in any manner which Lessor deems is injurious to the reputation, safety or welfare of Lessor, the property, or any persona However, where allowed by law and/or by Lessor in Lessor's sole discretion, Resident may use the Premises as a home office provided that such home office use (a) is ancillary to the residential use, (b) does not generate any additional pedestrian or vehicular traffic to or from the Premises or common areas, and (0) does not cause any disturbance to other residents or occupants of the community in which the Premises is located

9. ASSIGNMENT AND SUBLETT1NG1TRANSFER OF INTEREST: Resident may not assign or sublet this Agreement or the Premises in any manner or to any extent without the prior written permission of Lessor It is hereby understood and agreed that any consent by Lessor to any assignment or subletting of the Premises shall not constitute consent to any future assignment or subletting, nor would such consent release Resident from liability under this Agreement It is understood that Lessor may sell or transfer the Premises and transfer this Agreement to any new owner. In the event that the Premises is sold or transferred, Lessor would be released from all obligations under this Agreement and Resident's sole remedy would be against Lessor's successor in rights.

10. MAINTENANCE: Consistent with N.0 G.S. §42-41, § 42-42 and this Agreement, Lessor agrees to maintain the Premises in a fit and habitable condition Resident understands and agrees that Lessor is entitled to a reasonable time to make any necessary repairs or maintenance and Resident shall not be entitled to any abatement for any inconvenience or annoyance during that reasonable time.. Resident further understands that rent may not be withheld under any circumstance, regardless of any alleged failure by Lessor to repair in a reasonable time.
A Lessor Agrees To:
(1) maintain the common areas in a clean and safe condition;
(2) maintain all equipment and appliances in a proper, safe working order,
(3) make necessary repairs with reasonable promptness after receiving written notice from Resident;
(4) provide extermination as necessary; AND
(5) provide operable smoke detectors and repair or replace the smoke detectors when notified in writing by the Resident that repairs or replacement is needed
B. Resident Agrees To:
(1) keep the Premises, including plumbing fixtures, facilities, and appliances, in a clean and sanitary condition;
(2) comply with all laws, health and policy requirements with respect to the Premises, including but not limited to, N.C. G. S § 42-43;
(3) use all appliances, fixtures, electrical, plumbing, sanitary, heating, ventilation, air conditioning, and other equipment in a safe manner and only for the purposes for which they are intended;
(4) not litter the grounds or common areas and to keep the sidewalks, entrances, porches, floors, exterior patios, balconies, and front and back yards free from discards, clutter unsightly items, and other personal articles;
(5) not destroy, deface, damage or remove any part of the Premises or common areas;
(6) give Lessor prompt written notice of any unsafe or unsanitary condition or defects in the plumbing, fixtures, appliances, heating and/or cooling equipment or any other part of the Premises or common areas, except in the event of an emergency, when Resident is to give notice by the quickest means available;
(7) remove garbage and other waste from the Premises in a clean and safe manner;
(8) supply all electric light bulbs, heating and air conditioning filters and fuse replacements required during Resident's occupancy;
(9) periodically Inspect the smoke detectors to ensure their operability and notify Lessor in writing of any needed repairs; (10)test and replace batteries In any battery-operated smoke detectors at the beginning of the tenancy, during the tenancy, and during any renewal thereof; AND

(11) do nothing to disable the smoke detectors,

11. MOLD AND MILDEW: Resident acknowledges and agrees that, for both the maintenance of the Premises and for the health and well-being of Resident and Resident's occupants, family, and guests, Resident shall provide appropriate climate control, keep the Premises clean, and take other measures to retard and prevent mold and mildew from accumulating in the Premises. Additionally, Resident agrees to:
(1) clean and dust the Premises on a regular basis and to remove visible moisture accumulation on windows, walls, and other surfaces as soon as such accumulation becomes reasonably apparent;
(2) immediately notify Lessor of any evidence of a water leak or excessive moisture or standing water inside the Premises;
(3) immediately notify Lessor of the presence of mold, mildew, or similar growth in the Premises that persists after Resident has attempted to remove it through the application of common household cleaning solutions or anti-microbial products;

(4) immediately notify Lessor of any malfunction of any part of the heating, ventilation, air conditioning, plumbing, or laundry systems present on the Premises; AND
(5) immediately notify Lessor of any inoperable doors or windows in the Premises
Resident agrees that Resident shall be solely responsible for damages caused to the Premises and to personal property present on the Premises as well as any injuries or adverse medical condition suffered by Resident or Resident's occupants, family, or guests resulting from Resident's failure to comply with the terms of this Paragraph,
Further, Resident agrees that Lessor may, in Lessor's sole discretion, relocate Resident to an equal or better unit whenever there is an environmental concern, including but not limited to mold or mildew. Such relocation shall in no way terminate this Agreement, but shall only automatically amend this Agreement as to the Address of the Premises as set forth in paragraph 1(B) of this Agreement. In the event Lessor determines that such relocation is due to Resident's failure to comply with the terms of this Paragraph, then the expense of such relocation shall be at the Resident's expense

12. DAMAGES: Resident agrees to hold Lessor harmless and to indemnify Lessor from all fines, penalties and costs for violations or noncompliance by Resident with any laws, requirements or regulations and from any liability arising out of such violations or noncompliance. Whenever damage is caused by or attributable to the intentional or negligent acts and/or omissions of Resident, Authorized Occupants, guests, and/or visitors, Resident agrees to pay:
A. The cost of all repairs and to do so within 30 days after receipt of Lessor's demand for the repair charges; and
B. Rent for the period the Premises are damaged, whether or not the Premises are habitable,

13. RESTRICTIONS AND ALTERATIONS: Resident agrees not to do any of the following without first obtaining Lessor's written permission:
A. Change or remove any part of the appliances, fixtures or equipment in the Premises;
B. Paint or install paneling, wallpaper or contact paper in the Premises;
C. Attach awnings or window guards in the Premises;
D. Attach or place any fixtures, signs, fences or clotheslines on or in the building(s), common areas or the property grounds;
E. Attach any shelves, dividers, screen doors or make any other temporary or permanent improvements in the Premises;
F. Place or attach any aerials, antennas, satellite dishes, or other electrical connections on the Premises, but in the case of the installation of a satellite dish, Lessor shall not unreasonably withhold written permission, so long as:
(1) the satellite dish remains inside the Premises (i.e., the satellite dish and/or its mounting equipment do not hang over the edge of a patio, deck, window or balcony, and the satellite dish and/or its equipment are not placed in any Common Area);
(2) the satellite dish is mounted and secured without damaging the Premises in any way (damage to include the use of drilling, bolting, or screwing support structures into any portion of the Premises);
(3) no cables or wires of any kind may be installed into or through any wall of the Premises;
(4) In consideration for allowing the installation and use of a satellite dish on the Premises, Resident accepts any and all risks inherent in installing or maintaining a satellite dish at the Premises, and Resident also indemnifies and holds Lessor harmless for any damage or injury to any person or chattel caused by the use or installation of the satellite dish on the Premises; AND
(5) At the sole discretion of Lessor, Resident agrees to provide Lessor, at Lessor's request, evidence of an existing renter's insurance or other liability insurance policy which provides coverage in an amount not less than $25,000.00 in the event of injury to any other person or person's chattel arising from the use or installation or presence of a satellite dish on the Premises.
Resident agrees that any improvement or alteration made shall become a part of the Premises and the property unless otherwise agreed to by Lessor, and Resident agrees that any improvement or alteration authorized by the Lessor must be undertaken only in a workmanlike manner and no lien may attach to the Premises.

14„ GENERAL RESTRICTIONS & OBLIGATIONS OF RESIDENT:
A, Resident Agrees Not To:
(1) Permit any person other than those listed in Paragraph 1{A) to reside in the Premises.. A person shall be presumed to reside in the Premises if they are an overnight guest for 10 consecutive days, or for any 14 days during any 60-day period.. Residency in the Premises may also be established by the totality of the circumstances;
(2) Use the Premises for any purpose deemed hazardous by insurance companies carrying insurance thereon;
(3) Disable or render the smoke detectors inoperable for any reason at any time;
(4) Make or permit noises or acts that will disturb the rights or comfort of anyone, and for the purposes of this paragraph, such noises or acts shall include, but are not limited to, verbal or physical abuse (to include cursing, yelling, actual or implied threats, or other forms of intimidation) of any other Resident or Authorized Occupant or of any employee or representative of Lessor;
(5) Discharge, display, or in any way use in, on, or around the Premises or common property any firearm or weapon of any type, including but not limited to air rifles and pistols, knives (other than ones being used for cooking or eating food), swords, etc.;
(6) Use a portable grill within a 10 feet minimum of the premises or of any combustible material not being used for grilling, unless otherwise indicated;
(7) Use the exterior patio, balcony and/or entrance area for storage; AND
(8) Introduce or use any fossil-fuel burning heating unit or generator in the Premises.
B, Resident Agrees To:
(1) Observe and comply with any Rules and Regulations which now exist or which may be later established by Lessor for the operation of the Premises. Resident understands and agrees that such Rules and Regulations are or will be referenced hereto and incorporated herein;
(2) Allow Lessor to immediately dispose of any property left by Resident when he/she surrenders or abandons the Premises;
(3) Allow Lessor or any law enforcement officer to remove or have removed from the common areas any person who cannot or will not establish that he/she is a Resident or invited guest of a specific Resident; AND
(4) Abide by the terms restrictions covenants, and rules and regulations that may be promulgated from time to time under the authority of any recorded instrument affecting the Premises, including but not limited to homeowners' association covenants.Resident agrees that any such recorded documents affecting the Premises are incorporated herein by reference as if set out fully herein

15,, RIGHT OF ENTRY: Lessor reserves the right to enter the Premises, with or without notice, during reasonable times for any inspections, maintenance, extermination, alterations, or improvements deemed necessary or desirable in Lessor's sole discretion, or to show the Premises to prospective residents during the last thirty (30) days of the rental term. Lessor reserves the right to place 'For Rent" and/or 'For Sale' signs on the Premises, at any time deemed necessary or desirable in Lessor's sole discretion. Lessor reserves the right to enter the Premises, with or without notice to Resident, at any time deemed necessary in Lessor's sole discretion to protect life or prevent damage to the Premises including by way of example, but not limited to, turning on utilities at Resident's expense during periods of cold weather to protect against the possibility of frozen pipes. Should a Resident be in default of this Paragraph, Landlord may, in addition to all other remedies available under law or otherwise set forth in this Agreement, hold Resident liable for special damages related to the loss of income and other monetary damages related to Resident's act of preventing or otherwise discouraging Landlord from either maintaining or improving the Premises or from showing same for sale or lease to third parties.

16. COMMON AREAS: Resident understands and agrees that the use of the common areas (including any swimming pool, parking areas, laundry facilities, or roadways) is subject to any Rules and Regulations set by Lessor and that such Rules and Regulations may be changed at any time. Resident further agrees that Lessor may close or eliminate any common area or amenity at any time and that Resident would not be entitled to any rent reduction or abatement

17. AUTOMOBILES & PARKING:
A. Parking is allowed in the designated areas only for cars and light trucks. All other vehicles, including motorcycles, boats, trailers and RV's will not be allowed in the common areas unless prior written permission is obtained from Lessor.

B. Lessor reserves the right to control parking in any manner it deems necessary in its sole discretion.
C. Vehicles shall be parked so as not to obstruct spaces for other vehicles, driveways or sidewalks.
D. All vehicles must be kept in proper operating condition so as not to be a hazard or a nuisance by reason of noise, emissions, appearance or otherwise. Except for minor adjustments, no repairs or maintenance shall be conducted on the property or common areas. Drainage of any automotive fluids in a common area is strictly prohibited.
E. Car washing is not allowed except in such designated area as may be established by Lessor.
F„ Any vehicle parked on the Premises or property that is unlicensed, inoperable, abandoned, or lacking any required permit may be towed away and stored at its owner's expense without Lessor incurring any liability to anyone for any reason.
G. Resident agrees that Lessor may tow, without notice or demand, any vehicle in violation of any provision of this Paragraph 17. Should Lessor tow any vehicle as a result of a breach of any portion of this Paragraph 17, Resident agrees to hold Lessor harmless from any liability that arises from the towing away of any such vehicle owned, possessed, or maintained by Resident, members of Resident's household, or any of Resident's guests

18.. DRUG AND CRIME-FREE HOUSING:
A. Resident and Resident's guests or visitors shall not engage in or facilitate criminal activity of any kind on or near the property of Lessor, or on or near any property owned or operated by Lessor;
B. Resident shall not engage in or facilitate any criminal activity anywhere;
C. Resident shall not invite or give permission to return to the property to any person previously removed or barred from the property or other properties of Lessor, nor shall Resident invite or allow, whether directly or indirectly, onto the property or Premises any person to whom Lessor objects and after Lessor has notified Resident of such objection via written notice.
D. Resident shall immediately notify law enforcement or Lessor upon learning that a person previously removed or barred from the property or other properties of Lessor has returned to or reentered the property; E, Proof of a violation of this paragraph shall be by preponderance of the evidence;
F. The fact that a criminal prosecution involving criminal activity violative of this Agreement has not commenced or concluded, or has concluded or terminated without a conviction or adjudication of delinquency shall not preclude the termination of this Agreement or the bringing of any civil action by Lessor;
G. Where a criminal prosecution involving criminal activity violative of this Agreement results in a final criminal conviction or adjudication of delinquency, such adjudication or conviction shall be considered in any civil action brought by Lessor as conclusive proof that criminal activity occurred;
H. Lessor may accept rent due and owing with knowledge of any illegal acts that violate this Agreement without such collection constituting a waiver of the default(s);
1. For the purposes of this Paragraph, any crime involving domestic violence, sexual assault, stalking, or related offenses shall constitute a violation of this Paragraph, and if any domestic violence restraining order or similar governmental order is issued by a court of law as a result of such an act or acts, Resident understands and agrees that Lessor shall not provide keys to the Perpetrator for replacement locks for the Premises pursuant to the terms of Paragraph 7(0).,
11 INSURANCE, RELEASE & INDEMNITY; Resident agrees that they should secure insurance to protect all personal property against loss resulting from theft, fire storm and other hazards and casualties.
A. Resident understands and agrees that Lessor and its agents are not liable for any damage to, destruction of or loss of any personal property located or stored in the Premises regardless of the cause of such damage.
B. Resident agrees to indemnify, defend and hold harmless Lessor and its agents from and against all claims, liabilities and any other costs (including attorney's fees and court costs) arising out of:
(1) any harm to person or property resulting from the negligent or intentional acts or omissions of Resident or guests;
(2) any injury resulting from any breach of this Agreement by Resident;
(3) Resident's failure to comply with any requirements imposed by any governmental authority;
(4) any judgment, lien or other encumbrance filed against Lessor or the Premises as a result of Resident's actions;
(5) the towing of any vehicles belonging to Resident or guests pursuant to Paragraph 17(F) of this Agreement or any state or local law or ordinance; and
(6) any damages, expenses, and costs--to include attorney's fees --arising out of or in any way relating to injury to persons or property caused, whether directly or indirectly, by any animals owned or otherwise kept by Resident, occupants, or guests.
C. Resident agrees that in consideration for using any recreational facilities and common areas, Resident and its guests shall assume all risks associated with the use thereof and shall hold Lessor and its agents harmless and indemnify the same for any injury arising out of the use thereof

20.. SECURITY: Lessor, its agents and employees do not make any warranties, guaranties or representations regarding the security of the Premises or common areas. Any such warranties or representations, whether express or implied, are hereby disclaimed. Resident understands and agrees that Resident and occupants are exclusively responsible for protecting themselves, the Premises and guests from crime, fire and any other danger.
A. If security systems and/or personnel are present at the Premises or common areas, their presence should not cause Resident or guests to rely upon the security systems and/or personnel or to lower their vigilance in any way;
B. If security systems and/or personnel are present at the Premises or common areas, no representation is made that they will prevent crime or injury and Lessor reserves the right to modify or eliminate any security system and/or personnel at any time without notice and without such actions constituting a breach of this Agreement or any other obligation;
C. Resident releases Lessor and its agents and employees from any or all liability for the criminal or intentional acts of others and agrees that Lessor has made no representations regarding the safety of the Premises or common areas.

21. FIRE OR CASUALTY: Resident shall immediately notify Lessor of any damage to the Premises by fire, flooding, or other casualty, including natural disasters, other catastrophic damage, or the presence of a methamphetamine laboratory and/or toxic chemicals used in or otherwise related to the production of methamphetamine. Lessor may at its sole discretion elect to repair the damage within a reasonable time under the circumstances and Resident's obligations under this Agreement shall continue. In the alternative, Lessor may, at its sole discretion, elect not to repair the Premises, and in such an event, this Agreement shall terminate as of the date of the damage. Resident shall always be liable for and shall indemnify, defend, and hold Lessor harmless for any damages caused by or attributable to Resident, Authorized Occupants, or Resident's guests or agents; in the event of damage caused by Resident, Authorized Occupants, and/or Resident's guests or agents, Lessor may declare a default of this Agreement and terminate Resident's right of possession without terminating the Agreement, pursuant to Paragraph 35, in which case Resident's obligations under the Agreement shall continue with full force and effect.

22. NOTICES: All notices shall be in writing. Where notices are required by this Agreement, they (i) cannot be in the form of or written onto any other instrument (such as a check or money order); and (ii) they shall be a written notice on letter-sized paper (8 1/2" x 11") separate from the Agreement itself. Resident specifically agrees that oral notices, regardless of form or content or implication, shall never constitute the term "notice" as described in this Agreement
A. Notice to Resident, Notices shall be delivered to the Resident by:

(1) posting the notice on the front door of the Premises; or
(2) hand delivery to Resident or any Authorized Occupant over fifteen years of age; or
(3) U.S. Mail, first class postage; or
(4) via a designated delivery service authorized pursuant to 26 U.S C. § 7502(t)(2).
B,. Notice to Lessor.. Notices shall be delivered to the Lessor by:
(1) hand delivery to an employee of Lessor during regular business hours inside the management office at the community in which the Premises is located, or by delivery to a "drop box", if available, pursuant to Paragraph 22(D); or
(2) U.S. Mail, first class postage; or
(3) via a designated delivery service authorized pursuant to 26 U S.C. § 7502(1(2) to the address listed in Paragraph 1(A) or other such address that may be provided in writing by Lessor.
C. Receipt of Notice. For the purposes of compliance with this Agreement and to establish the receipt of notice as a matter of law and fact, Resident and Lessor agree that, in the event there is a dispute between the parties as to the specific date a notice is actually received (with the exception of Paragraph 22(D), below) all notices shall be considered received no later than the following time periods:

(1) seventy-two (72) hours subsequent to the postmark date of sending written notice via U.S. Mail, First-Class Delivery;
(2) twenty-four (24) hours subsequent to the sending of an overnight delivery package via U.S Mail or via a designated delivery service authorized pursuant to 26 U.S.C, § 75020(2); or
(3) twelve (12) hours subsequent to the posting of the notice on the door of the Premises; or
(4) immediately upon hand-delivery to Resident, Authorized Occupant, or employee, as set forth in Paragraphs 22(A) and 22(B), respectively.
D. Use of Overnight or °Drop° Boxes. For the purposes of this Agreement and for the purpose of assessing late fees pursuant to Paragraph 1(C), Resident agrees that any notice or payment delivered by Resident to an after-hours 'drop box' that may be located on the exterior of Lessors management office shall be deemed received at the time the management office re-opens for business, not before. By using the 'drop box,' Resident agrees that delivery of a notice or payment after business hours on the date a notice or payment is due may result in the notice or payment being considered late.

23.. CONDITION OF DWELLING: PREMISES: By signing this Agreement, Resident acknowledges that the Premises is safe, clean, and in good condition. Resident agrees that all appliances and equipment in the Premises are in good working order, except as described on the Apartment Condition Checklist. Resident must report any further discrepancies by providing written notice to Lessor within five (5) calendar days of Resident first taking possession of the Premises

24. DELIVERY OF POSSESSION: If, for any reason not in Lessor's control, Lessor is unable to deliver possession of the Premises to Resident at the beginning of the term, and Lessor notifies Resident of same any time prior to the beginning of the term and immediately upon learning of the inability to deliver possession, Resident shall have the option to either, (a) terminate the agreement and receive a full refund of all sums paid to Lessor within five
(5) days of receipt of Resident's notice of termination or (b) take possession of the Premises within 15 days after Lessor notifies Resident in writing that it is available, in which event Resident's obligation to pay rent shall begin on the last day of the 15 day notice. Resident's election must be in writing and received by Lessor within ten (10) days of the date Lessor notifies Resident of the inability to deriver possession. Failure of Resident to make an election shall constitute an election pursuant to subsection (b) above. in either case, upon Resident's receipt of Lessor's notice of inability to deliver possession as required in this Paragraph, Lessor shall be released from any further liability or obligation to Resident for failure to deliver possession

25. RENTAL APPLICATION: Resident understands that Lessor has relied upon the Rental Application submitted by Resident as an inducement for entering into this Agreement and Resident warrants that the facts contained in such application are true. If any facts are determined to be false it shall constitute a default of this Agreement pursuant to Paragraph 35, and in such an event, Lessor shall have all of the rights and remedies set forth in this Agreement, including but not limited to Lessor's ability to terminate Resident's tenancy immediately and seek possession of the Premises and collect from Resident any damages incurred, including reasonable attorney's fees.

26. SEVERABIUTY: In the event that any provision of this Agreement is deemed by any Court of competent jurisdiction to be unenforceable, void, and invalid or otherwise not binding for any reason, the offending provision shall be severed and all other provisions of this Agreement shall remain in full force and effect

27. SUBORDINATION: Resident understands and agrees that Resident's interests under this Agreement in the Premises are and shall remain subject to and subordinate to any liens, deeds of trust, security agreements, or other such liens or security interests in the Premises and property.This subordination provision shall be self-operative.

28. EMINENT DOMAIN: If the Premises or any part thereof shall be taken by eminent domain pursuant to governmental authority, this Agreement shall terminate at the option of Lessor and Resident shall have no claim against the Lessor or any award granted to the Lessor for the taking.

29. NON-WAIVER: Failure of Lessor to insist upon the strict performance of the terms, covenants, agreements and conditions herein contained, or any of them, shall not constitute or be construed as a waiver or relinquishment of Lessor's rights thereinafter to enforce any such terms, covenants agreements, or conditions, but the same shall continue in full force and effect, Lessor's acceptance of any monthly rental payment after the due date shall not constitute a waiver of its right to receive future rent payments on the due date...

30. STATUS AS AGENT: Responsibility for all obligations of the Lessor hereunder rests entirely with the Lessor. The Agent (if an Agent of the Lessor is identified in Paragraph 37) may exercise and shall have the rights and powers of the Lessor, but the Agent's duties, if any, are solely limited to those duties owed the Lessor. As the Agent for Lessor, the Agent shall benefit from the covenants, waivers, releases and indemnifications contained in the Agreement to the same extent as the Lessor.. In the event of conflict between this Paragraph and any other provision, this Paragraph shall control totally and no consideration shall be given to any contrary provision

31. REMEDIES: All remedies under this Agreement or allowed by law or equity shall be cumulative. If a suit for any breach of this Agreement establishes a breach by Resident, or if Resident brings an unsuccessful action against Lessor, Resident shall pay to Lessor all costs associated with such action, including court costs and attorney's fees.

32. INTERPRETATION: This Agreement shall be construed consistent with all law of The State of North Carolina

33. DISCLOSURE OF RESIDENT INFORMATION. Resident understands and agrees that Lessor shall possess and maintain personal, nonpublic information obtained from Resident's rental application, credit reports. rental references, as well as information otherwise obtained during the normal course of Resident's business relationship with Lessor. RESIDENT HEREBY AUTHORIZES THE DISCLOSURE BY LESSOR OF ANY AND ALL SUCH INFORMATION TO THIRD PARTIES AT THE REQUEST OF LAW ENFORCEMENT, GOVERNMENTAL AGENCIES, OR BUSINESS ENTITIES ENGAGED IN BUSINESS TRANSACTIONS WITH RESIDENT, INCLUDING, BUT NOT LIMITED TO, FINANCIAL INSTITUTIONS OR OTHER BUSINESSES PERFORMING NECESSARY INQUIRIES AT THE CONSENT OR KNOWLEDGE OF RESIDENT.

34. RESIDENT'S DUTIES UPON TERMINATION: Upon any termination of the tenancy, whether for breach or otherwise, Resident shall, in addition to any other obligations required by this Agreement or law:
A. Pay all utility bills due for services to the Premises for which Resident is responsible;
B. Vacate the Premises and remove all personal property;
C. Properly clean the Premises, including plumbing fixtures, refrigerators stove and sinks, and remove all rubbish and trash;
D. Make any repairs necessary to return the Premises to the same condition it was at the beginning of the tenancy, less ordinary wear and tear;
E. Fasten and lock all doors and windows;
F. Return to Lessor all keys, security access cards and devices, parking gate openers, AND garage door openers (as applicable to the Premises);
G. Agree to not disclose to any third party any information regarding any security code obtained as a Resident of Lessor; AND
   H. Provide Lessor with a forwarding address to which the Security Deposit may be returned, if so entitled.

35. DEFAULT: In the event that Resident fails to comply with any of the terms and conditions contained herein or referenced hereto, or fails to perform any other promise, duty or obligation herein agreed to or imposed by law, such failure shall constitute a default under this Agreement. Upon any default by Resident, Lessor shall be entitled to collect from Resident all expenses, damages, and costs (including attorneys fees and court costs) arising out of or in any way relating to said default. Should Resident desire to terminate their tenancy at the premises at any time prior to the ending date of the lease term stated in Paragraph 1(B), Resident specifically understands and agrees that, in addition to any other remedies available to Lessor under this Agreement, Resident shall be liable to Lessor for the Total Monthly Rent that accrues through (i) the date the premises are re-rented to another tenant OR (ii) the end of the lease term, whichever event occurs first. In addition to the foregoing, and in the event of a default by Resident

A. Lessor may, with or without notice to Resident
(1) terminate this Agreement or
(2) terminate Resident's right to possession of the Premises without terminating this Agreement;
B. Lessor shall be entitled to immediate possession of the Premises and Resident shall peacefully surrender the Premises to Lessor upon its demand;
C. Should Resident fail to surrender possession of the Premises, Lessor shall re-enter and retake possession through a summary ejectment proceeding or expedited eviction proceeding pursuant to N C.G..S Chapter 42;
D. In the event that Lessor terminates this Agreement, all its duties under this Agreement shall terminate and it shall be entitled to collect from Resident all accrued and unpaid rents and damages arising under this Agreement;
E.. In the event that Lessor terminates Resident's right to possession without terminating the Agreement, Resident shall remain liable for the full performance of all terms and conditions under this Agreement—including, but not limited to, the payment of rent-- and Lessor shall use reasonable efforts to re-let the Premises on Resident's behalf and Resident shall remain liable for any resulting costs, deficiencies or damages;
F. In the event Lessor fifes a summary ejectment action against Resident [as described in Paragraph 35(C)], Resident shall be liable to Lessor for an administrative fee described in Paragraph 1(G). This amount shall be in addition to court costs, attorney's fees, and any other monetary damages or costs arising under the terms of this Agreement; and
G. in the event that any default of this Agreement by Resident results in Resident owing a debt to Landlord, the debt shall accrue interest at the annual rate described in Paragraph 1(G), beginning from the date Lessor obtains possession of the premises until the debt is paid in full.

36. SUBMETERING UTILITY DISCLOSURE: The contents of this Paragraph shall be considered valid terms and conditions of this Agreement ONLY in the event that Paragraph 1 denotes that Lessor is submetering water and/or sewer services to Resident. If the appropriate check box in Paragraph 1 is marked 'YES", then this Paragraph shall control as this Agreement relates to the submetering of water and/or sewer services on the Premises.
Resident agrees that Resident is solely responsible for paying all charges incurred by Resident for the use of water and/or sewer services (hereinafter referred to as "utilities') that are submetered for the Premises and billed and/or provided to Resident by the Provider listed in Paragraph 1 of this Agreement. Such charges for utilities shall be in addition to Resident's total monthly rent amount, and the charges shall not exceed the total of 1) the unit consumption rate charged by the supplier of the service, plus 2) a monthly administrative fee, said amount representing the cost of billing and collection, said cost not to exceed the maximum administrative fee authorized by the N.C. Utilities Commission. Resident shall receive bills for use of the utilities at least once per monthly period. Each bill shall list a billing date, and the payment of such bill by Resident shall be considered past due if not received within twenty-five (25) days of the billing date. Resident agrees to allow Lessor or agents of Provider access to the Premises during regular business hours if necessary to read the submeter for the Premises, In the event that Resident fails to pay for the utilities when due, Resident understands that any and all unpaid amounts related to the utilities may be deducted from Residents security deposit pursuant to Paragraph 5 and N.0 G,S. § 42-51, and Lessor may initiate a civil action against Resident for the collection of such unpaid amounts. In consideration of the receipt of such utilities, Resident releases Lessor and Provider from any and all liability arising from the use or enjoyment of the utilities or from any interruption or variations in the utilities, unless such injury or damage is the result of the gross negiigenceof Lessor and/or Provider,

37. Execution of Agreement
IN WITNESS HEREOF, this Lease Agreement is duly executed by the Lessee(s) and the Lessor, on the date written below, By executing this Agreement RESIDENT ACKNOWLEDGES HAVING READ AND AGREED TO ALL THE PROVISIONS OF THIS AGREEMENT. Resident further acknowledges having received a copy of this Agreement Resident further acknowledges consulting with, or having had the opportunity to consult with counsel prior to executing this Agreement This Agreement, all addenda and other agreements and documents are incorporated herein by reference as well as the following special terms and conditions: See Attached  Addendum hereby constitute the entire agreement between the parties and no statement, oral or written, not contained herein shall be binding on either party. No subsequent amendmentto this Agreement or any statement, oral or otherwise, by either party to this Agreement shall be binding unless it is in writing and signed by all parties hereto, with the sole exception of modification to the Rules and Regulations.

LESSEES [signature only, do not print name]:

Last Name

(5-t Name Middle Initial
Date Signed:

Date Signed:
First Name                           Middle InitialLast Name

Date Signed:

LESSOR:

Colonial Grand @ Huntersville

Print Name of Lessor

By: Colonial Properties Trust

Print Name of Management Company (if any) acting as agent for Lessor

Sig ature of Authorized Person Signing for Management Company or Lessor

N.C, Real Estate License Number

(If signed by licensed N C salesperson or broker)

Date Signed:10- 15-07